UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2016

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2014, Computer Task Group, Incorporated (“CTG”) entered into a Complete Restatement of the Stock Employee Compensation Trust (the “Restated Trust Agreement”), with South Dakota Trust Company LLC, as Trustee. Effective as of January 1, 2014, Thomas R. Beecher, Jr. (“Beecher”) resigned as trustee of the Trust and South Dakota Trust Company LLC (the “Trustee”) was appointed by the board of directors of CTG as custodial corporate trustee and excluded fiduciary of the Computer Task Group, Incorporated Stock Employee Compensation Trust (the “Trust or SECT”), which had the effect of changing the trust situs from New York to South Dakota. The administrative provisions of the Trust were also modified to allow the Trust to be directed as to investments and distributions and allow for the appointment of a trust protector. Pursuant to the Restated Trust Agreement, Buffalo CTG LLC (“Buffalo CTG”) was appointed as the initial investment advisor, initial member of the distribution committee and initial trust protector of the Trust. Beecher, Luke T. Jacobs (“Jacobs”) and Lee C. Wortham (“Wortham”) are the members of Buffalo CTG.

Effective as of January 1, 2014, CTG, the Trustee, Buffalo CTG, Beecher, Jacobs and Wortham entered into an Agreement of Representation and Indemnity (the “Representation Agreement”). Under the Representation Agreement, among other things, CTG agreed to indemnify and advance expenses to the Trustee, Buffalo CTG, Beecher, Jacobs and Wortham in connection with any action, suit or proceeding arising from their status as a trustee or other advisor of the Trust.

On May 20, 2016, CTG entered into a Supplemental Agreement of Representation and Indemnity (the “Supplemental Agreement”), by and among CTG, the Trustee, Buffalo CTG, Beecher, Jacobs and Wortham. The Supplemental Agreement amends the Representation Agreement to, among other things, approve the Trustee’s administration of the Trust and to release, discharge and indemnify the Trustee from and against any claims related to the Trustee’s administration of the Trust.

The foregoing summary description of the Restated Trust Agreement, the Representation Agreement and the Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Restated Trust Agreement, attached as Exhibit 10.1 to the Schedule 13D/A filed by the Computer Task Group, Incorporated Stock Employee Compensation Trust on May 5, 2014, the Representation Agreement, attached as Exhibit 10.2 to the Schedule 13D/A filed by the Computer Task Group, Incorporated Stock Employee Compensation Trust on May 5, 2014, and the Supplemental Agreement, which is attached as Exhibit 10.1 hereto, which are each incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On May 20, 2016, the Board of Directors authorized the Company to enter into the First Amendment to the Complete Restatement of the Stock Employee Compensation Trust and Termination of Trust with Buffalo CTG and South Dakota Trust Company LLC, as Trustee (the “First Amendment”) to terminate the Trust. Pursuant to the First Amendment, the Trust is terminated and its assets consisting of approximately 2.7 million shares of CTG common stock are to be distributed by the Trustee to CTG, to be placed in its corporate treasury. The SECT was formed more than 20 years ago as a unique vehicle to fund employee benefit plans. However, it has been underutilized for many years, leading the Company’s Board of Directors to determine that the same objective could be suitably accomplished through CTG’s existing incentive compensation plans. The Company also believes that the dissolution of the SECT creates a less complicated share structure for its shareholders.

The Company does not expect the dissolution to impact its operating performance. The SECT shares were excluded from calculations of CTG’s earnings per share, but included in calculations of the Company’s tangible book value, market capitalization and enterprise value. After the dissolution, the Company expects to have approximately 16.3 million shares outstanding on a fully diluted basis.

The foregoing summary description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Restated Trust Agreement, attached as Exhibit 10.1 to the Schedule 13D/A filed by the Computer Task Group, Incorporated Stock Employee Compensation Trust on May 5, 2014, and the First Amendment, which is attached as Exhibit 10.2 hereto, which are each incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Supplemental Agreement of Representation and Indemnity, dated May 20, 2016, among Computer Task Group, Incorporated, South Dakota Trust Company LLC, Buffalo CTG LLC, Thomas R. Beecher, Jr., Luke T. Jacobs and Lee C. Wortham.

10.2	First Amendment to the Complete Restatement of the Stock Employee Compensation Trust and Termination of Trust, dated May 20, 2016, between Computer Task Group, Incorporated, Buffalo CTG LLC, as Trust Protector, and South Dakota Trust Company LLC, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: May 20, 2016	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Supplemental Agreement of Representation and Indemnity, dated May 20, 2016, among Computer Task Group, Incorporated, South Dakota Trust Company LLC, Buffalo CTG LLC, Thomas R. Beecher, Jr., Luke T. Jacobs and Lee C. Wortham.

10.2	First Amendment to the Complete Restatement of the Stock Employee Compensation Trust and Termination of Trust, dated May 20, 2016, between Computer Task Group, Incorporated, Buffalo CTG LLC, as Trust Protector, and South Dakota Trust Company LLC, as Trustee.